Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated July 21, 1999, on our audit of the financial statements of California Design Studio, Inc. and Subsidiary as of April 30, 1999 and for the year then ended, which report is incorporated by reference in this Form 8K.



/s/ Altschuler, Melvoin & Glasser LLP



Los Angeles, California
September 2, 1999